UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018
NZCH Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-27729	76-0571159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor New York, New York 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 906-8555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 27, 2018 (the “Effective Date”), NZCH Corporation (“NZCH”) effected a reverse stock split of its shares of common stock, par value $0.001 per share (the “Common Stock”), by filing a Certificate of Change (the “Charter Amendment”) with the Secretary of State of Nevada. Pursuant to the Charter Amendment, the authorized shares of Common Stock was reduced from 1,500,000,000 shares to 3,000 shares. The Charter Amendment was filed in connection with NZCH’s Rule 13e-3 transaction, whereby each 500,000 shares of Common Stock outstanding as of the Effective Date was combined into one whole share of Common Stock.  Accordingly, any stockholder owning fewer than 500,000 pre-split shares as of the Effective Date no longer has an equity interest in NZCH and is only entitled to receive the cash payment of $0.02 multiplied by the number of pre-split shares owned by such stockholder. As a result of the reverse stock split, HRG Group, Inc. is the sole stockholder of NZCH.
A copy of the Charter Amendment is attached hereto as exhibit 3.1.
 Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Change to Restated Articles of Incorporation of NZCH Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NZCH CORPORATION

By:	/s/ John McKeown
Name:	John McKeown
Title:	Senior Vice President and Treasurer

Dated: February 27, 2018